UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2021

MEDLEY MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36638	47-1130638
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Park Avenue, 6th Floor East

New York, New York 10017

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 759-0777

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	MDLY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The disclosure set forth in Item 8.01 under the heading titled “Effect of Chapter 11 Case on Debt Instruments” is incorporated into this Item 2.04 by reference.

Item 8.01. Other Events.

Voluntary Petition for Reorganization by Medley LLC Subsidiary

On March 7, 2021 (the “Petition Date”), Medley LLC (“Medley LLC”) commenced a voluntary case (the “Chapter 11 Case”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Case is captioned In re: Medley LLC, Case No. 21-10526.

The Medley investment platform is comprised of a number of investment advisers and other related entities. Medley LLC is the only entity on the platform that has filed for Chapter 11 protection. Medley Management Inc. (NYSE: MDLY) ("MDLY") and the other affiliated adviser entities on the Medley platform are not filing any bankruptcy petitions.

Medley LLC will continue to operate its business as “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. To ensure its ability to continue operating in the ordinary course of business, Medley LLC has filed with the Bankruptcy Court motions seeking a variety of “first day” relief, including authority to continue utilizing and maintaining its existing cash management system.

Business operations across the Medley platform including providing investment and advisory services to its clients are continuing without interruption.

Proposed Plan of Reorganization

In connection with the Chapter 11 Case, Medley LLC filed with the Bankruptcy court a proposed Plan of Reorganization (the “Plan”) and a proposed Disclosure Statement related thereto (the “Disclosure Statement”). Medley LLC intends to seek the Bankruptcy Court’s approval of the Disclosure Statement and confirmation of the Plan. There can be no assurances that Medley LLC will obtain the Bankruptcy Court’s approval of the Disclosure Statement and/or confirmation of the Plan, or that if the Plan is approved, that the reorganization of Medley LLC will be successfully implemented as contemplated by the Plan. This Current Report on Form 8-K is not a solicitation of votes to accept or reject the Plan or an offer to sell or exchange securities of Medley LLC or MDLY. Any solicitation of votes or offer to sell or exchange or solicitation of an offer to buy or exchange any securities of Medley LLC or MDLY will be made only pursuant to and in accordance with the Disclosure Statement following approval by the Bankruptcy Court. Capitalized terms used in this Item 8.01 under this heading titled “Proposed Plan of Reorganization” but not otherwise defined herein shall have the respective meanings given to such terms in the Plan.

Below is a summary of the treatment that the following stakeholders of Medley LLC would receive under the Plan, which is subject to confirmation of the Bankruptcy Court:

●

Secured Claims.  Each holder of an Allowed Secured Claim shall receive, at the option of the Debtor and in its sole discretion: (i) payment in full in Cash of its Allowed Secured Claim; (ii) the collateral securing its Allowed Secured Claim; (iii) Reinstatement of its Allowed Secured Claim; or (iv) such other treatment rendering its Allowed Secured Claim Unimpaired in accordance with section 1124 of the Bankruptcy Code.

●	Other Priority Claims. Each holder of an Allowed Other Priority Claim shall receive treatment in a manner consistent with section 1129(a)(9) of the Bankruptcy Code.

●

Notes Claims. On the Effective Date, each holder of an Allowed Notes Claim shall receive: (i) if such holder votes to accept the Plan, 0.600 shares of newly-issued Class A Common Stock of MDLY for each $25 principal amount of 7.25% senior notes due 2024 (“2024 Notes”) and/or 6.875% senior notes due 2026 (“2026 Notes”) held by such holder; (ii) if such holder does not take any action and does not vote on the Plan, 0.450 shares of newly-issued Class A Common Stock of MDLY for each $25 principal amount of 2024 Notes and/or 2026 Notes held by such holder; or (iii) if such holder elects to Opt-Out of the Third Party Release contained in Article VIII of the Plan and/or votes to reject the Plan, the lesser of (x) 0.134 shares of newly-issued Class A Common Stock of MDLY for each $25 principal amount of 2024 Notes and/or 2026 Notes held by such holder or (y) a pro rata share of the Rejecting Noteholder Pool.

●

Strategic Claim. The holder of the Allowed Strategic Claim shall receive: (i) 218,182 shares of newly-issued Class A Common Stock of MDLY; (ii) $350,000 in Cash on the Effective Date or as soon as practicable thereafter; and (iii) a secured promissory note, the form of which will be negotiated between the parties prior to the Confirmation Hearing, which provides for 10 consecutive quarterly payments of $225,000 in Cash, commencing on the last Business Day of the first full calendar quarter following the Effective Date.

●

General Unsecured Claims. Each holder of an Allowed General Unsecured Claim shall receive, at the option of the Debtor: (i) the lesser of the amount of its Allowed General Unsecured Claim in Cash, or its pro rata share of the General Unsecured Claims Pool; or (ii) Reinstatement.

●

Intercompany Claims.  Each Allowed Intercompany Claim shall be, at the option of the Debtor, either: (i) Reinstated; or (ii) canceled, released, and extinguished and without any distribution at the Debtor’s election and in its sole discretion.

●	Interests. Each holder of an Interest shall retain such Interest.

Copies of the Plan and the Disclosure Statement are furnished as Exhibits 99.1 and 99.2 hereto, respectively, and are incorporated herein by reference. The above description of the Plan is a summary only and is qualified in its entirety by reference to the full text of the Plan.

Additional Information on the Chapter 11 Case

Bankruptcy Court filings and other information related to the Chapter 11 Case are available at a website administered by Medley LLC’s noticing and claims agent, Kurtzman Carson Consultants LLC, at https://www.kccllc.net/medley. The documents and other information available via the website or elsewhere are not part of this Current Report on Form 8-K and shall not be deemed incorporated herein.

Effect of Chapter 11 Case on Debt Instruments

The commencement of the Chapter 11 Case constitutes an event of default that accelerates the obligations under the following debt instruments (collectively, the “Debt Instruments”):

●

7.25% senior notes due 2024 (of which approximately $69 million in aggregate principal amount are outstanding), issued pursuant to that certain Indenture, dated as of August 9, 2016, as supplemented by that certain Third Supplemental Indenture, dated as of January 18, 2017, and that certain Fourth Supplemental Indenture, dated as of February 22, 2017, each between Medley LLC and U.S. Bank National Association, as Trustee, and each as amended, restated, supplemented, or otherwise modified from time to time; and

●

6.875% senior notes due 2026 (of which approximately $54 million in aggregate principal amount are outstanding), issued pursuant to that certain Indenture, dated as of August 9, 2016, as supplemented by that certain First Supplemental Indenture, dated as of August 9, 2016, and that certain Second Supplemental Indenture, dated as of October 18, 2016, each between Medley LLC and U.S. Bank National Association, as Trustee, and each as amended, restated, supplemented, or otherwise modified from time to time.

Any efforts to enforce payment obligations under the Debt Instruments are automatically stayed as a result of the filing of the Chapter 11 Case and the holders’ rights of enforcement with respect to the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Regulatory Matter

In connection with the commencement of the Chapter 11 Case, Medley LLC disclosed in its pleadings filed with the Bankruptcy Court certain matters related to MDLY’s and Medley LLC’s business, including the regulatory matter described below:

On September 17, 2019 the staff of the Securities and Exchange Commission’s Division of Enforcement (the “Staff”) informed MDLY that it was conducting an informal inquiry and requested the production and preservation of certain documents and records. MDLY fully cooperated with the Staff’s informal inquiry and began voluntarily providing the Staff with any requested documents.

By letter dated December 18, 2019, the Staff advised MDLY that a formal order of private investigation (the “Order”) had been issued and that the informal inquiry was now a formal investigation. The Order indicated that the investigation relates to Section 17(a) of the Securities Act of 1933, Section 10(b) of the Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 thereunder, and Sections 206(1), 206(2), and 206(4) of the Investment Advisers Act of 1940, Rule 206(4)-8, Sections 13(a) and 14(a) of the Exchange Act and Rules 12b-20, 13a-1, 13a-11, 13a-13, and 14a-9 thereunder. MDLY continues to cooperate fully with the investigation.

MDLY cannot predict the outcome of, or the timeframe for, the conclusion of this investigation. An adverse outcome could have a material effect on MDLY’s and Medley LLC’s business, financial condition, or results of operations.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, but are not limited to, statements regarding Medley LLC’s intention to seek the Bankruptcy Court’s approval of the Disclosure Statement and confirmation of the Plan, the intended reorganization of Medley LLC as contemplated by the Plan, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions. Such forward-looking statements represent management's current expectations and are inherently uncertain. There are a number of important factors that could materially impact the value of MDLY’s and Medley LLC’s securities or cause actual results to differ materially from those indicated by such forward-looking statements. These important factors include, but are not limited to, (i) Medley LLC’s ability to obtain the Bankruptcy Court’s approval of the Disclosure Statement and confirmation of the Plan, including the treatment of the claims of Medley LLC’s noteholders and other creditors, among others, (ii) Medley LLC’s ability to obtain approval by the Bankruptcy Court of motions in the Chapter 11 case, the Bankruptcy Court’s other rulings in the Chapter 11 Case, and the outcome of the Chapter 11 Case in general, (iii) the effects of the Chapter 11 Case on MDLY’s and Medley LLC’s businesses and the interests of various constituents and stakeholders, (iv) the length of time Medley LLC will operate under Chapter 11 protection, and the risks associated with potential disruptions to the business, (v) risks associated with third-party motions in the Chapter 11 Case, which may interfere with Medley LLC’s ability to develop and consummate the Plan or any other plan of reorganization, (vi) the potential adverse effects of the Chapter 11 Case on MDLY’s and Medley LLC’s liquidity, results of operations or business prospects, (vii) the ability to execute on MDLY’s and Medley LLC’s business and restructuring plans, (viii) increased legal and advisor costs related to the Chapter 11 Case and other litigation and the inherent risks involved in a bankruptcy process, (ix) the consequences of the acceleration of Medley LLC’s debt obligations, (x) the trading price and volatility of MDLY’s Class A Common Stock, and the trading price and volatility of Medley LLC’s 7.25% senior notes due 2024 and 6.875% senior notes due 2026, and the related ability to remain listed on the NYSE, (xi) uncertainties associated with the impact from the ongoing COVID-19 pandemic, (xii) uncertainties and risks associated with the outcome of, and timeframe for, the Securities and Exchange Commission investigation disclosed in Item 8.01 of this Current Report on Form 8-K, and (xiii) other factors disclosed by MDLY and Medley LLC from time to time in their respective filings with the Securities and Exchange Commission, including those discussed under the caption “Risk Factors” in Part I. Item 1A of MDLY’s and Medley LLC’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2019, in MDLY’s and Medley LLC’s Quarterly Reports on Form 10-Q and in MDLY’s and Medley LLC’s other reports and filings with the Securities and Exchange Commission. These important factors, among others, could cause actual results to differ materially from those indicated by forward-looking statements made herein and presented elsewhere by management from time to time. Any such forward-looking statements represent management’s estimates as of the date of this Current Report on Form 8-K. While MDLY or Medley LLC may elect to update such forward-looking statements at some point in the future, MDLY and Medley LLC disclaim any obligation to do so, even if subsequent events cause their views to change. These forward-looking statements should not be relied upon as representing MDLY’s or Medley LLC’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Proposed Chapter 11 Plan of Reorganization of Medley LLC

99.2	Proposed Disclosure Statement for the Chapter 11 Plan of Reorganization of Medley LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDLEY MANAGEMENT INC.

By:	/s/ Richard T. Allorto, Jr.
	Name:	Richard T. Allorto, Jr.
	Title:	Chief Financial Officer

Date: March 8, 2021